SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             December 17, 2008

Pro-Dex, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-14942 (Commission File Number)	84-1261240 (IRS Employer Identification No.)

                  2361 McGaw Avenue Irvine, California, 92614
(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code             (949)769-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pro-Dex, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) dated November 16, 2007, among the Company and Wells Fargo Bank, N.A. (the “Bank”), providing for, (i) a Revolving Line of Credit Note (the “Credit Line Note”) in the principal amount of up to $4,000,000 and (ii) a Term Commitment (the “TI Commitment”) in the principal amount of up to $2,000,000 and (iii) a Term Note (the “Term Note”) in the principal amount of $562,500.07.  The Credit agreement, Credit Line Note, TI Commitment and Term Note are all collectively referred to as the “Loan Documents.”

The Company finalized documentation on December 17, 2008 when the final signatures were received for the conversion of the TI Commitment to a 5 year note and modified various other items in the Loan Documents reflecting the conversion and updated lending terms.

The Company entered into the Term Note (“TI Note”) contemplated in the Credit Agreements (the “TI Commitment”) in the principal amount of $2,000,000 with a reference date of November 17, 2008.  The TI Note will amortize over five (5) years and shall be repaid in sixty (60) monthly installments, pursuant to the terms of a Promissory Note executed by the Company.  Interest rates payable under the TI Note is determined to be 2.50% above one month LIBOR in effect on the first day of each fixed rate term.   The Company subsequently entered into a contract with the Bank effectively fixing the rate at 5.70%

The Company entered into the First Modification of the Credit Line Note with a reference date of November 17, 2008  where (i) The fixed rate of interest on the Credit Line Note was set to 2.50% above LIBOR.  It was previously at 1.75% over LIBOR.  (ii) The variable rate of interest on the Credit Line Note was set to 1.50% above Prime Rate.  It was previously at Prime Rate.  (iii) the fixed Rate Term was defined as a period of three (3) months.  It was previously at the Company’s choice of 1, 2, 3, 6 or 12 month LIBOR.

The Company (i) entered into the First Amendment to the Credit Agreement with a reference date of November 17, 2008 replacing the TI Commitment with the TI Note.  (ii) An unused line fee was established in the amount of 0.25% per anum calculated quarterly on the unused balance of the Credit Line Note. (iii) the earnings and fixed charge coverage ratio covenants were adjusted to exclude the effects of a potential write-off of certain intangible assets, if any.

Copies of the Term Note, First Modification to the Promissory Note, and the First Amendment to Credit Agreement are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference. The foregoing descriptions of each of the Loan Documents are qualified in their entirety by reference to the full text of the respective agreements.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits:

Number	Description

10.1	Term Note, dated as of November 17, 2008, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.
10.2	First Modification to Promissory Note, dated as of November 17, 2008, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.
10.3	First Amendment to Credit Agreement, dated as of November 17, 2008, by Pro-Dex, Inc. in favor of Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2009	Pro-Dex, Inc.

By: /s/ Jeffrey J. Ritchey
Jeffrey J. Ritchey, Chief Financial Officer, Secretary and Vice President